Execution

Exhibit 4.1

NETSKOPE, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 7, 2021, by and among Netskope, Inc., a Delaware corporation (the “Company”), and each of the persons and entities identified on Schedule A attached hereto (the “Investors”). The Company and each of the Investors are a “party” and collectively are the “parties.”

WHEREAS, certain of the Investors are parties to the Series H Preferred Stock Purchase Agreement of even date herewith, as the same may be amended from time to time (the “Purchase Agreement”), among the Company and the Investors listed on Schedule A thereto, and it is a condition to the closing of the sale of the Series H Preferred Stock to such Investors that the Investors and the Company execute and deliver this Agreement;

WHEREAS, the Company and certain of the Investors have previously entered into an Amended and Restated Investors’ Rights Agreement dated as of January 27, 2020 (the “Prior Agreement”);

WHEREAS, the Company and investors holding at least 60% of the shares of Registrable Securities (as defined herein) now desire to amend and restate the Prior Agreement in accordance with Section 4.3 of the Prior Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, the parties hereto amend and restate the Prior Agreement in its entirety as follows:

1. Restrictions on Transferability of Securities; Registration Rights.

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean, with respect to any specified individual, firm, corporation, partnership, association, limited liability company, trust or other entity, any other individual, firm, corporation, partnership, association, limited liability company, trust or any other entity that, directly or indirectly, controls, is controlled by or is under common control with such person, including, without limitation, any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same general partner or management company with, such person.

(b) “Closing” shall mean the date of the initial sale of shares of the Company’s Series H Preferred Stock.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(e) “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(g) “Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

(h) “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

(i) “Holder” shall mean any person or entity who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Sections 1.2 and 1.12 hereof.

(j) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(k) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than 30% of the outstanding Registrable Securities.

(l) “Major Holder” shall mean (i) a Holder that holds, individually or together with such Holder’s Affiliates, at least 1,000,000 Shares, subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like and (ii) solely for purposes of Section 3.1 hereof, FG Sift LLC.

(m) “Merger Agreement” that certain Agreement and Plan of Merger by and between the Company, Sift Security, Inc. and certain other parties listed thereto, dated June 19, 2018.

(n) “Other Shares” shall mean shares of Common Stock of the Company (other than Registrable Securities), including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of preferred stock of the Company, with registration rights.

(o) “Other Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder, if any.

(p) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; (iii) solely with respect to Section 1.4 hereof, shares of Common Stock issued pursuant to Section 2.7(a)(ii)(A) of the Merger Agreement; and (iv) any Common Stock acquired by the Investors after January 27, 2020, or any Common Stock issued or issuable (directly or indirectly) upon exercise of any other securities of the Company acquired by the Investors after January 27, 2020; provided however, that Registrable Securities shall not include any shares of Common Stock which have been sold to the public either pursuant to a registration statement or Rule 144, which have been transferred in a transaction in which the transferor’s registration rights under this Agreement are not assigned, or with respect to which the registration rights under this Agreement have terminated pursuant to Section 1.16 hereof.

(q) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(r) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, and fees and disbursements of one special counsel for the Holders (not to exceed $30,000 for each registration) selected by them with the approval of the Company (which approval shall not be unreasonably withheld), but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(s) “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as in effect from time to time.

(t) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 1.2(c) hereof.

(u) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(v) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(w) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(x) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

(y) “Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, par value $0.0001 per share.

(z) “Series B Preferred Stock” shall mean the Company’s Series B Preferred Stock, par value $0.0001 per share.

(aa) “Series C Preferred Stock” shall mean the Company’s Series C Preferred Stock, par value $0.0001 per share.

(bb) “Series D Preferred Stock” shall mean the Company’s Series D Preferred Stock, par value $0.0001 per share.

(cc) “Series E Preferred Stock” shall mean the Company’s Series E Preferred Stock, par value $0.0001 per share.

(dd) “Series F Preferred Stock” shall mean the Company’s Series F Preferred Stock, par value $0.0001 per share.

(ee) “Series G Preferred Stock” shall mean the Company’s Series G Preferred Stock, par value $0.0001 per share.

(ff) “Series H Preferred Stock” shall mean the Company’s Series H Preferred Stock, par value $0.0001 per share.

(gg) “Shares” shall mean shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock.

(hh) “S-3 Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than 20% of the outstanding Registrable Securities.

1.2 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2, provided and to the extent this Section 1.2 is then applicable, and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

(b) Notwithstanding the provisions of Section 1.2(a) hereof, no such registration statement or opinion of counsel shall be necessary for a transaction involving a transfer without consideration by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with their partnership interests, or to its Affiliates, (ii) a corporation transferring to its Affiliates or to its stockholders in accordance with their interests in the corporation, (iii) a limited liability company transferring to its members or former members in accordance with their limited liability company interests, or (iv) an individual Holder transferring to a Family Member of a Holder or a trust for the benefit of such Holder or Family Member, provided that in each case the transferee agrees to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT

PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE ACT, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.”

(d) The Company shall be obligated to reissue certificates without the first legend referred to in Section 1.2(c) hereof at the request of any Holder thereof if the Holder shall have obtained (i) an opinion of counsel at such Holder’s expense reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, and (ii) delivered such securities to the Company or its transfer agent. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal

1.3 Requested Registration.

(a) If the Company shall receive from Initiating Holders, at any time or times after the earlier of (i) three (3) years after the date hereof or (ii) six (6) months after the effective date of the registration statement for the Initial Public Offering, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) exceed $30,000,000, the Company shall:

(i) within ten (10) days of receipt thereof, give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, and in any event within sixty (60) days of receipt of such request, file a registration statement covering such Registrable Securities of the Initiating Holders as are specified in such request, together with the Registrable Securities of other Holders joining in such request as are specified in a written request received by the Company within ten (10) days after such written notice from the Company is given, and use commercially reasonable efforts to effect such registration.

(b) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3:

(i) after the Company has effected two (2) such registrations pursuant to this Section 1.3 (counting for these purposes only registrations which have been declared or ordered effective and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.6 hereof and would, absent such election, have been required to bear such expenses);

(ii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iii) if the Initiating Holders propose to dispose of Registrable Securities which may be registered on Form S-3 pursuant to a request made under Section 1.5 hereof.

(c) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is therefore in the best interests of the Company to defer the filing of such registration statement, the Company shall have the right to defer such filing for the period during which such disclosure would be materially detrimental, provided that the Company may not defer such filing for a period of more than one hundred twenty (120) days after receipt of the request of the Initiating Holders. The Company may not defer its obligation in this manner more than once in any twelve (12) month period.

(d) The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.14 hereof, include Other Shares held by Other Stockholders and may include securities of the Company being sold for the account of the Company.

(e) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.3(a) hereof and the Company shall include such information in the written notice referred to in Section 1.3(a) hereof. The underwriter or underwriters shall be selected by Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(f) Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of securities to be underwritten, the Initiating Holders shall so advise all holders of Registrable Securities that would otherwise be underwritten, and the number of securities to be included in the underwriting shall be allocated in accordance with Section 1.14 hereof. If a person who has requested inclusion in such registration as provided herein does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders, and the securities so excluded shall be withdrawn from such registration. If securities are so withdrawn from the registration and if the number of securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.3(f), the Company shall offer to all Holders or Other Stockholders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of securities so withdrawn, with such securities to be allocated among such Holders or Other Stockholders requesting additional inclusion in accordance with Section 1.14 hereof.

1.4 Company Registration.

(a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration pursuant to Section 1.3 or 1.5 hereof, a registration related to a the Company’s Initial Public Offering of its Common Stock

where the Company has determined pursuant to Section 1.4(c) hereof to exclude selling stockholders, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, or a registration relating solely to a Rule 145 transaction, the Company shall:

(i) promptly give to each Holder written notice thereof and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.4(b) hereof, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is given by the Company. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.4(a)(i) hereof. In such event, the right of any Holder to include Registrable Securities in such registration pursuant to this Section 1.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(c) Notwithstanding any other provision of this Section 1.4, if the representative of the underwriters advises the Company that marketing factors require a limitation on the number of securities sold other than by the Company, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is with respect to the Company’s Initial Public Offering, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company’s stockholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration (provided that all Other Stockholders shall be excluded first from such offering). If such registration is with respect to any subsequent Company-initiated registered offering of the Company’s securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company’s stockholders (including the Holders); provided, however, that the number of Registrable Securities to be included in such registration by the Company’s stockholders (including the Holders) may not be so reduced to less than thirty percent (30%) of the total number of all securities included in such registration (provided that all Other Stockholders shall be excluded first from such offering). The Company shall so advise all holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.14 hereof. If any person does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If securities are so withdrawn from the registration and if the number of securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of securities so withdrawn, with such securities to be allocated among the persons requesting additional inclusion in accordance with Section 1.14 hereof. To facilitate the allocation of securities in accordance with the above provisions, the Company or the underwriter(s) may round the number of securities allocated to any Holder to the nearest 100 shares.

(d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

1.5 Registration on Form S-3.

(a) After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the S-3 Initiating Holders shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of Registrable Securities to be disposed of and the intended methods of disposition of such securities by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration:

(i) if the S-3 Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $3,000,000;

(ii) if the Company shall furnish the certification described in Section 1.3(c) hereof (but subject to the limitations set forth therein);

(iii) in a given twelve (12) month period, after the Company has effected two (2) such registrations in any such period; or

(iv) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or

(v) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.

(b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.3(a)(i) and (ii) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.3(e) and 1.3(f) hereof shall apply to such registration.

1.6 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3, 1.4 and 1.5 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 1.3 and 1.5 hereof if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 1.3 and 1.5 hereof are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among such Holders based on the number of Registrable Securities requested to be so registered), unless the Holders of at least 60% of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 1.3 or 1.5 hereof, as applicable; provided further, however, that if such withdrawal occurs prior to the date the registration statement shall have become effective and is based upon material adverse information relating to the Company that is different from the information known to the Holders requesting registration at the time of their request for registration under Section 1.3 or 1.5 hereof, such registration shall not be treated as a counted registration for purposes of Section 1.3 or 1.5 hereof, as applicable, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of securities so registered on their behalf.

1.7 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1.3, 1.4 or 1.5 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall, as expeditiously as reasonably possible:

(a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish such number of copies of a prospectus, including a preliminary prospectus, and any Free Writing Prospectus, including any amendments or supplements thereto, and other documents incident thereto, as a Holder from time to time may reasonably request in order to facilitate the distribution of such Holder’s Registrable Securities;

(d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) In connection with any underwritten offering pursuant to a registration statement filed pursuant to this Section 1, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions;

(h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

(i) Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

1.8 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state or other securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Each Holder and Other Stockholder will, if Registrable Securities held by such Holder or Other Stockholder, as applicable, are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its officers, directors and partners, legal counsel, and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, if applicable, and each of their officers, directors, and partners, and each person controlling such Holder and/or Other Stockholder, if applicable, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders and Other Stockholders, directors, officers, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Stockholder and stated to be specifically for use therein; provided, however, that the obligations of such Holder or Other Stockholder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder or Other Stockholder (which consent shall not be unreasonably withheld). In no event shall any indemnity under this Section 1.8(b) exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; provided further that the failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 1, only to the extent such failure is prejudicial to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under subsection (d) of this Section 1.8 (together with any amounts paid pursuant to Section 1.8(b) above) exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.9 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section l.

1.10 Limitations on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of Holders of at least 60% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than or on parity with the registration rights granted to the Holders hereunder, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities would not reduce the number of Registrable Securities included by the Holders.

1.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

(d) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

1.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 may be transferred or assigned by a Holder only to (a) a transferee or assignee who after such transfer or assignment holds not less than 400,000 Registrable Securities (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); (b) partners, retired partners, members, retired members or other equity owners or Affiliates of such Holder or to the estate of any such individuals; or (c) a Family Member of such Holder or a trust for the benefit of such Holder or Family Member; provided, however, that in each such case the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, such transfer or assignment is effected in accordance with Section 1.2 hereof, and the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

1.13 “Market Stand-Off” Agreement.

(a) Each Holder agrees that such Holder shall not sell or otherwise transfer, dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging of similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder immediately prior to the closing of the Company’s initial public offering (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the initial registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation). The foregoing provisions of this Section 1.13 shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holders if all then current officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with any public offering subject to the provisions of this Section 1.13 are intended third party beneficiaries of this Section 1.13 and shall have the right to enforce the provisions hereof as though they were a party hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of securities subject to such agreements.

(b) The obligations described in this Section 1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the applicable periods. Each Holder agrees to execute a market standoff agreement with the underwriters in customary form consistent with the provisions of this Section 1.13.

1.14 Allocation of Registration Opportunities. Except as otherwise provided in this Agreement, in any circumstance in which all of the Registrable Securities and Other Shares requested to be included in a registration on behalf of the Holders or Other Stockholders cannot be so included as a result of limitations in the aggregate number of Registrable Securities and Other Shares that may be so included, the number of Registrable Securities and Other Shares (if any) shall be excluded, first by excluding Other Shares, pro rata on the basis of the number of Other Shares held by such Other Stockholders, and thereafter by excluding Registrable Securities, pro rata on the basis of the number of Registrable Securities held by such Holders, until the aggregate number of Registrable Securities and Other Shares (if any) may be included in such registration. If any Holder or Other Stockholder does not request inclusion of the maximum number of Registrable Securities and Other Shares allocated to such person pursuant to the above described formula, the remaining portion of such person’s allocation shall be reallocated among those requesting Holders and/or Other Stockholders whose allocations did not satisfy their requests, pro rata on the same basis as described above, and this procedure shall be repeated until all of the Registrable Securities and/or Other Shares that may be included in such registration on behalf of the Holders and/or Other Stockholders have been so allocated. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, such Holder together with all partners, retired partners, members, retired members and other equity owners or Affiliates of such Holder, or the estates and Family Members of any such individuals and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.15 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.16 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3, 1.4 or 1.5 hereof shall terminate upon the earlier of (a) such date after the closing of the Initial Public Offering as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, but only if such Holder holds less than one percent (1%) of the outstanding shares; or (b) the expiration of five (5) years after the closing of a Qualified Public Offering (as defined in the Restated Certificate).

2. Covenants of the Company. The Company hereby covenants and agrees, so long as a Holder owns any Registrable Securities, as follows:

2.1 Financial Information. The Company will furnish the following reports to each Major Holder:

(a) within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income, cash flows and stockholders’ equity of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, audited by independent public accountants of recognized national standing selected by the Company;

(b) within forty-five (45) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles consistently applied (except that such financial statements may be subject to normal year-end adjustments and may not contain all footnotes required by generally accepted accounting principles);

(c) within thirty (30) days after the end of a month if requested by the Major Holder, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles consistently applied (except that such financial statements may be subject to normal year-end adjustments and may not contain all footnotes required by generally accepted accounting principles;

(d) prior to the beginning of each fiscal year, an annual budget and business plan for such fiscal year;

(e) as soon as practicable, but in any event within forty-five (45) days after the end of each of quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the requested period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit such Major Holder to calculate its percentage equity ownership in the Company; and

(f) such other information relating to the financial condition, business, or corporate affairs of the Company as any Major Holder may from time to time reasonably request.

2.2 Inspection Rights. The Company will afford to each Major Holder, and to such Major Holder’s accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each such Major Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Major Holders may exercise their rights under this Section 2.2 only for purposes reasonably related to their interests under this Agreement and related agreements. The rights granted pursuant to this Section 2.2 may not be assigned or otherwise conveyed by the Major Holders or by any subsequent transferee of any such rights without the prior written consent of the Company, except that such rights are assignable by each Major Holder to any Affiliate of such Major Holder without the Company’s consent.

2.3 Confidentiality. No Holder by reason of this Agreement shall have access to any information which the Board of Directors reasonably determines to be trade secrets of the Company. The Company shall have the right to withhold any information under Section 2.2 in respect of any Holder if the Board of Directors reasonably determines that such information relates to a matter in which such Holder has a material business or financial interest (other than by reason of its interest as a stockholder of the Company) that would reasonably be expected to pose a conflict of interest for the Holder; provided that for the purposes hereof, Sapphire Ventures Fund II, L.P. will not be deemed to have such a conflict of interest due solely to the conflict of interest that exists between the Company and SAP SE, one of the limited partners of Sapphire Ventures Fund II, L.P. Each Holder agrees to hold in confidence and not to misuse or disclose any information furnished pursuant to this Section 2 that the Company identifies as being confidential and to use the same degree of care as such Holder uses to protect its own confidential information, except that such Holder may disclose such confidential information (i) to any professional adviser, current or prospective partner or investor, subsidiary or parent of such Holder as long as such current or prospective partner or investor, subsidiary or parent is advised of the confidentiality provisions of this Section 2.3, (ii) that enters the public domain through no fault of such Holder, (iii) that is disclosed to such Holder free of any obligation of confidentiality, or (iv) that is developed by such Holder or its agents independently of and without reference to any confidential information disclosed by the Company. Furthermore, nothing contained herein shall prevent any Holder from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Holder does not disclose any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order, provided with respect to this sub-clause (ii) the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding anything contained herein to the contrary, the confidentiality obligations of EMC Corporation and its Affiliates (collectively, “EMC”) with respect to information provided to it pursuant to Section 2.2 hereof shall be as set forth in that certain Agreement, dated May 6, 2014, by and between the Company and EMC.

2.4 Directors’ and Officer’s Insurance. The Company shall maintain directors’ and officer’s insurance in such amounts and upon terms that the Board of Directors (including a majority of the Preferred Directors (as defined in the Restated Certificate)) may, from time to time, agree upon.

2.5 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock, stock options and other stock equivalents subject to grants made after the date hereof to employees, directors, consultants and other service providers of the Company shall be subject to vesting as follows: 25% of the shares subject to such grants shall vest twelve (12) months following the date of commencement of employment or services, with the remaining 75% of such shares to vest in equal monthly installments over the following thirty-six (36) months for so long as such service provider continues to provide services to the Company. The repurchase option for Common Stock issued or options to purchase Common Stock granted to employees and consultants shall provide that upon termination of the services of the holder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) has the option to repurchase at cost any unvested shares held by such holder.

2.6 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form provided to the Investors.

2.7 Secondary Sales. In the event that the Board of Directors determines in its sole discretion that a viable market for the secondary sale of the Company’s capital stock has developed, the Board of Directors will consider establishing policies, processes and procedures for orderly secondary transfers. In such consideration, and in implementing any such policies, processes and procedures, the Board of Directors will take into account all factors that it believes are relevant, including, without limitation, the plans and objectives of the Company’s business, employee retention, incentives and hiring, the Company’s competitive landscape and compliance with applicable securities laws.

2.8 Publicity. The Company shall not use the name of The Social+Capital Partnership, L.P. (“SCP”), Lightspeed Venture Partners IX, L.P. (“LSVP”), Accel XII L.P. or any of its Affiliates (collectively, “Accel”), EMC, ICONIQ Strategic Partners II, L.P., ICONIQ Strategic Partners II-B, L.P., ICONIQ Strategic Partners VI, L.P. or ICONIQ Strategic Partners VI-B, L.P. (collectively, “Iconiq”), Sapphire Ventures Fund II, L.P. or any of its Affiliates (collectively, “Sapphire”), Geodesic Capital Fund I, L.P. or any of its Affiliates (collectively, “Geodesic”), SCGE Fund, L.P. or any of its Affiliates (collectively, “SCGE”) or AB-PCI Netskope LLC or AB Private Credit Investors Corporation (collectively “AB”), in any manner, context or format (including, without limitation, through a link to the Company’s website, press releases or otherwise to the general public) without the prior written consent of SCP, LSVP, Accel, EMC, Iconiq, Sapphire, Geodesic, SCGE or AB as applicable.

2.9 Market Stand-Off Agreements. The Company shall enter into the Company’s standard market stand-off agreements with each current and future holder of the Company’s securities.

2.10 Related-Party Transactions. The Company shall not modify any agreement with, or enter into any transaction with, any Affiliate of the Company (including, without limitation, Sanjay Beri and Ravishankar Ganesh Ithal) without consent of the Board of Directors (including a majority of the Preferred Directors).

2.11 Foreign Corrupt Practices Act.

(a) The Company represents that it shall not, and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment, or otherwise provide any item of value, directly or indirectly, to any foreign official or any foreign political party or official thereof or candidate for foreign political office in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti‑corruption laws.

(b) The Company shall use its best efforts to, and to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to, comply in all material respects with all applicable laws, including without limitation the FCPA and the U.K. Bribery Act 2010. The Company shall promptly notify each Major Holder if the Company becomes aware of any Enforcement Action (as defined in that certain Series H Preferred Stock Purchase Agreement by and among the Company and certain purchasers listed thereto, dated July 7, 2021 (the “Purchase Agreement”)).

2.12 Termination of Covenants. The covenants set forth in this Section 2 shall terminate and be of no further force and effect upon the earlier to occur of (i) the closing of the Company’s Initial Public Offering, or (ii) the occurrence of a “Liquidation Event,” as such term is defined under the Restated Certificate. The covenants in Section 2.1 and 2.2 hereof shall also terminate and be of no further force and effect at such time as the Company becomes subject to the reporting provisions of the Exchange Act.

3. Right of First Refusal.

3.1 Right of First Refusal. The Company hereby grants to each Major Holder the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 3.1) which the Company may, from time to time, propose to sell and issue. A Major Holder’s pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Major Holder immediately prior to the issuance of New

Securities, assuming full conversion of the Shares and full conversion and exercise of all other convertible securities, rights, options and warrants to acquire Common Stock owned by such Major Holder, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and full conversion and exercise of all outstanding convertible securities, rights, options and warrants to acquire Common Stock of the Company. For purposes of this Section 3.1, the term “Major Holder” includes any Affiliates of a Major Holder. A Major Holder shall be entitled to apportion the right of first refusal hereby granted it among itself and its Affiliates in such proportions as it deems appropriate. This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term “New Securities” does not include (i) securities issued upon the conversion or exercise of convertible or exercisable securities (including the Warrant (as defined in the Purchase Agreement)); (ii) Common Stock issued or issuable to employees, directors and officers of, or consultants or advisors to, the Company pursuant to stock grants, stock option, stock bonus, stock purchase or other employee incentive programs, plans or agreements approved by the Board of Directors (provided that the approval of any securities issuable under this clause (ii) in excess of the aggregate number of shares of Common Stock remaining available for issuance under the Plan as of the date hereof will require the approval of a majority of the Preferred Directors); (iii) securities issued in connection with bona fide acquisitions of other businesses or technologies by the Company by merger, consolidation, acquisition of stock or assets or otherwise, provided such acquisitions are approved by the Board of Directors (including a majority of the Preferred Directors); (iv) securities issued in connection with research, collaboration, manufacturing, supply, licensing, development, OEM, distribution, marketing or other similar strategic transactions or joint ventures, provided that such transactions are entered into for primarily non-equity financing purposes and are approved by the Board of Directors (including a majority of the Preferred Directors); (v) securities issued pursuant to a Qualified Public Offering; (vi) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (vii) securities issued under the Purchase Agreement; and (vii) securities issued in connection with any other transaction in which exemption or waiver of the provisions of this Section 3.1 is approved by the unanimous approval of the Company’s Board of Directors and where such securities are not offered or sold to any existing stockholder of the Company.

(b) If the Company proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice of its intention, describing the type of New Securities, the number of such New Securities to be offered and their price and the general terms upon which the Company proposes to issue the same. Each Major Holder shall have fifteen (15) days after any such notice is given to agree to purchase such Major Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall promptly, in writing, inform each Major Holder that elects to purchase all of the New Securities available to it (a “Fully-Exercising Investor”) of any other Major Holder’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the New Securities for which Major Holders were entitled to subscribe but which were not subscribed for by the Major Holders that is equal to the proportion that the number of shares of Common Stock owned by such Fully-Exercising Investor, assuming full conversion of the Shares and full conversion and exercise of all other convertible securities, rights, options and warrants to acquire Common Stock, bears to the total number of shares of Common Stock owned by all Fully-Exercising Investors who wish to purchase some of the unsubscribed New Securities, assuming full conversion of the Shares and full conversion and exercise of all other convertible securities, rights, options and warrants to acquire Common Stock, or such greater amount of such New Securities as may be available as a result of any Fully-Exercising Investors not fully exercising their right to acquire additional New Securities.

(c) If the Major Holders fail to exercise fully the right of first refusal within the periods provided in Section 3.1(b) hereof, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of such agreement) to sell the New Securities with respect to which the Major Holders’ right of first refusal set forth in this Section 3.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to the Major Holders pursuant to Section 3.1(b) hereof. If the Company has not sold the New Securities within the times specified in the prior sentence, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Major Holders in the manner provided in Section 3.1(b) hereof.

3.2 Assignment. The right of first refusal set forth in Section 3.1 hereof may not be assigned or transferred, except that such right is assignable (a) by each Major Holder to any Affiliate of such Major Holder, and (b) between and among any of the Major Holders.

3.3 Termination. The right of first refusal set forth in Section 3.1 hereof shall terminate and be of no further force and effect upon the earlier to occur of (a) immediately prior to a Qualified Public Offering, or (b) the occurrence of a Liquidation Event.

4. Private Placement Right. In the event that SCGE is not entitled to purchase a number of shares of Common Stock in the Qualified Public Offering that is equal to at least 15% of the shares of Common Stock being offered in the Qualified Public Offering, then subject to compliance with any applicable securities laws, SCGE shall have the right, but not the obligation, to purchase from the Company a number of shares of Common Stock equal to 15% of the shares of Common Stock being offered in the Qualified Public Offering (exclusive of any shares subject to any over-allotment option granted to the underwriters) at the same purchase price as the price set forth in the prospectus for such Qualified Public Offering, in a separate and concurrent private placement (the “Private Placement”) transaction exempt from registration with the SEC (the “Private Placement Right”); provided, however, that (i) SCGE shall not be entitled to such Private Placement Right unless the Qualified Public Offering occurs on or following January 27, 2021 and (ii) any shares of Common Stock acquired in the Private Placement will be subject to Section 1.13 hereof. The rights set forth in this Section 4 shall terminate and be of no further force and effect upon the earlier to occur of (a) the closing of the Company’s Initial Public Offering, or (b) the occurrence of a “Liquidation Event,” as such term is defined under the Restated Certificate.

5. Miscellaneous

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

5.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Registrable Securities); provided, however, that the rights set forth in Section 4 shall not be assignable by SCGE except to an Affiliate of SCGE upon written notice to the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement. This Agreement expressly supersedes the Prior Agreement, and replaces it in its entirety. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any term of this Agreement may be amended, waived or terminated (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and holders of at least 60% of the Registrable Securities (or, in the case of provisions that grant rights to the Major Holders, the holders of at least a majority of the Registrable Securities held by Major Holders). Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction); provided, further that Section 3 may be amended and the observance of any term waived only with the written consent of at least a majority of the shares held by the Major Holders; provided, however, that notwithstanding any waiver of the provisions of Section 3, in the event any Major Holder actually purchases any such New Securities in any offering by the Company, then each other Major Holder shall be permitted to participate in such offering on a pro rata basis (based on the level of participation of the Major Holder purchasing the largest portion of such Major Holder’s pro rata share), in accordance with the other provisions (including notice and election periods) set forth in Section 3, but in no event in excess of the number of New Securities that such Major Holder would have been entitled to purchase in the absence of such waiver; provided, further, that Section 4 and this proviso may be amended and the observance of any term waived only with the written consent of SCGE and, with respect to this proviso, ICONIQ. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Notwithstanding the forgoing, (i) the written consent of the holders of at least 60% of the Series C Preferred Stock shall be required for any amendment or waiver that would adversely affect the rights or obligations of the holders of Series C Preferred Stock hereunder in a manner different than the other series of Preferred Stock, (ii) the written consent of the holders of a majority of the Series D Preferred Stock shall be required for any amendment or waiver that would adversely affect the rights or obligations of the holders of Series D Preferred Stock hereunder in a manner different than the other series of Preferred Stock, (iii) the written consent of the holders of a majority of the Series E Preferred Stock shall be required for any amendment or waiver that would adversely affect the rights or obligations of the holders of Series E Preferred Stock hereunder in a manner different than the other series of Preferred Stock, (iv) the written consent of the holders of at least a majority of the Series F Preferred Stock shall be required for any amendment or waiver that would adversely affect the rights or obligations of the holders of Series F Preferred Stock hereunder in a manner different than the other series of Preferred Stock, (v) the written consent of the holders of at least a majority of the Series G Preferred Stock (which majority shall include SCGE for so long as SCGE and its Affiliates hold at least 25% of the shares of Series G Preferred Stock purchased by SCGE pursuant to the Purchase Agreement) shall be required for any amendment or waiver that would adversely affect the rights or obligations of the holders of Series G Preferred Stock hereunder in a manner different than the other series of Preferred Stock, (vi) the written consent of the holders of at least a majority of the Series H Preferred Stock shall be required for any amendment or waiver that would adversely affect the rights or obligations of the holders of Series H Preferred Stock hereunder in a manner different than the other series of Preferred Stock, (vii) this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the prior written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion, (viii) Section 2.3 may not be amended or waived to increase the obligations of EMC thereunder without the written consent of EMC (including, without limitation, by adding further covenants or restrictions, expanding the scope or duration of the covenants set forth in such section, or diminishing the exceptions or qualifications with respect to the covenants set forth in such section), (ix) Section 2.3 may not be amended or waived as it relates to the conflict of interest existing between the Company and SAP SE, one of the limited partners of Sapphire, without the written consent of Sapphire and (x) the last sentence of Section 1.13 may be amended and the observance of any term waived only with the written consent of each Holder. Notwithstanding anything to the contrary set forth herein, in the event this Agreement is amended to increase the share threshold applicable to the definition of “Major Holder,” such amended share threshold shall not be applicable to those investors who are Major Holders on the date hereof (the “Current Major Holders”), and the Current Major Holders will continue to be classified as Major Holders under this Agreement. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any Holder.

5.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, addressed (a) if to an Investor, as indicated on the List of Investors attached hereto as Schedule A, or at such other address as such Investor shall have furnished to the Company in writing at least ten (10) days prior to any notice to be given hereunder, or (b) if to the Company, at its principal office, Attention: Chief Executive Officer, or at such other address as the Company shall furnish to each Investor in writing at least ten (10) days prior to any notice to be given hereunder. All such notices and other written communications shall be deemed effectively given upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused) or, if sent by facsimile, upon receipt of appropriate written confirmation of receipt, or, if sent by mail, five (5) days after deposit with the United States Postal Service, or, if by air courier, one (1) business day after deposit with a next day air courier, with postage and fees prepaid and addressed to the party entitled to such notice, or, if sent by electronic mail, when directed to any electronic mail address set forth on Schedule A hereto.

5.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.6 Severability. Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holders. If any provision of this Agreement is held to be illegal or unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.8 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or by pdf signatures transmitted by email and upon such delivery the facsimile or PDF signature shall be deemed to have the same effect as if the original signature had been delivered to the other party.

5.9 Aggregation of Stock. All Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.10 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

5.11 Additional Signatories. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series H Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series H Preferred Stock may, without the consent of any other party hereto, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” and a party hereunder.

5.12 Waiver of Right of First Refusal. Each Investor holding a right of first refusal to purchase new securities of the Company pursuant to Section 3.1 of the Prior Agreement (the “Existing Rights Holders”), by such party’s execution of this Agreement, hereby (i) waives, on behalf of itself and all other Investors, any and all rights it may have pursuant to such section to receive notice of the sale of the Series H Preferred Stock and to purchase any portion of the Series H Preferred Stock other than the number of shares of Series H Preferred Stock, if any, it is purchasing under the Purchase Agreement, and (ii) acknowledges that such Existing Rights Holder has received adequate notice of the Company’s intention to issue shares of its Series H Preferred Stock.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

COMPANY

NETSKOPE, INC.

By	/s/ Sanjay Beri
Sanjay Beri
Chief Executive Officer

Address:	2445 Augustine Dr 3rd floor,
Santa Clara, CA 95054

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

SCGE FUND, L.P.

By:	/s/ Kimberly Summe
Name:	Kimberly Summe
Title:	Chief Operating Officer and General Counsel

Address:

2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025
[***]; [***]

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:
THE SOCIAL+CAPITAL PARTNERSHIP, L.P.
By:	The Social+Capital Partnership GP, L.P., its general partner
By:	The Social+Capital Partnership GP, Ltd., its general partner

By:	/s/ James Ryans
Name:	James Ryans
Title:	Attorney-in-Fact

THE SOCIAL+CAPITAL PARTNERSHIP PRINCIPALS FUND, L.P.
By:	The Social+Capital Partnership GP, L.P., its general partner
By:	The Social+Capital Partnership GP, Ltd., its general partner

By:	/s/ James Ryans
Name:	James Ryans
Title:	Attorney-in-Fact

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:
THE SOCIAL CAPITAL PARTNERSHIP OPPORTUNITIES FUND II, L.P.,
By: The Social Capital Partnership Opportunities Fund II GP, L.P., its general partner
By: Social Capital Partnership Opportunities Fund II UGP, L.L.C its general partner
By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Director
Address: 120 Hawthorne Ave, Palo Alto CA 94301
Email: [***]
THE SOCIAL+CAPITAL PARTNERSHIP OPPORTUNITIES FUND, L.P.
By: The Social Capital Partnership Opportunities Fund II GP, L.P., its general partner
By: Social Capital Partnership Opportunities Fund II UGP, L.L.C its general partner

By:	/s/ James Ryans
Name:	James Ryans
Title:	Attorney-in-Fact

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:
LIGHTSPEED VENTURE PARTNERS IX, L.P.
By:	Lightspeed General Partner IX, L.P., its general partner
By:	Lightspeed Ultimate General Partner IX, Ltd., its general partner
/s/ Ravi Mhatre
Name:	Ravi Mhatre
Title: Duly authorized signatory
Address:	Lightspeed Venture Partners 2200 Sand Hill Road Menlo Park, CA 94025 T: [***] F: [***]

LIGHTSPEED VENTURE PARTNERS SELECT, L.P.
By:	Lightspeed General Partner Select, L.P., its general partner
By:	Lightspeed Ultimate General Partner Select, Ltd., its general partner
/s/ Arif Janmohamed
Name:	Arif Janmohamed
Title: Duly authorized signatory
Address:	Lightspeed Venture Partners 2200 Sand Hill Road Menlo Park, CA 94025 T: [***] F: [***]

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:
LIGHTSPEED OPPORTUNITY FUND, L.P.
By: Lightspeed General Partner Opportunity Fund, L.P., its general partner
By: Lightspeed Ultimate General Partner Opportunity Fund, Ltd., its general partner
By:	/s/ Arif Janmohamed
Name:	Arif Janmohamed
Title:	Director

Address:	Lightspeed Venture Partners 2200 Sand Hill Road Menlo Park, CA 94025 T: [***] F: [***]

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:
LIGHTSPEED VENTURE PARTNERS SELECT II, L.P.
By:	Lightspeed General Partner Select II, L.P., its general partner
By:	Lightspeed Ultimate General Partner Select II, Ltd., its general partner
/s/ Arif Janmohamed
Name:	Arif Janmohamed
Title:	Duly authorized signatory
LIGHTSPEED SVP II, LLC
By:	LS SPV Management, LLC, its manager
/s/ Ravi Mhatre
Name:	Ravi Mhatre
Title:	Manager

Address:	Lightspeed Venture Partners 2200 Sand Hill Road Menlo Park, CA 94025 T: [***] F: [***]

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:
LIGHTSPEED SPV II-B, LLC
By:	LS SPV Management, LLC
Its:	Manager
/s/ Ravi Mhatre
By:	Ravi Mhatre
Manager

Address:	Lightspeed Venture Partners 2200 Sand Hill Road Menlo Park, CA 94025 T: [***] F: [***]

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:

EMC CORPORATION

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: SVP and Assistant Secretary

EMC Corporation c/o Dell Technologies Capital 430 Cowper St. Palo Alto, California 94301 Attention: Robert L. Potts Email: [***]

With a copy (which shall not constitute notice) to: Dell Technologies One Dell Way, RR1-33 Round Rock, Texas 78682 Attention: Janet B. Wright, Senior Vice President and Assistant Secretary Fax Number: [***]

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:

ACCEL XII L.P.
By: Accel XII Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL XII STRATEGIC PARTNERS L.P.
By: Accel XII Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL INVESTORS 2014 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney in Fact

Address:	500 University Avenue Palo Alto, CA 94301

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:

Accel Growth Fund IV Strategic Partners L.P.

By:	Accel Growth Fund IV Associates L.L.C.
Its:	General Partner

By:	/s/ Tracy L. Sedlock
Name:	Tracy L. Sedlock
Title:	Attorney in Fact

Accel Growth Fund IV L.P.

By:	/s/ Tracy L. Sedlock
Name:	Tracy L. Sedlock
Title:	Attorney in Fact

Accel Growth Fund Investors 2016 L.L.C.

By:	/s/ Tracy L. Sedlock
Name:	Tracy L. Sedlock
Title:	Attorney in Fact

Address: 500 University Avenue Palo Alto, CA 94301

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:

ICONIQ STRATEGIC PARTNERS II, L.P., a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners II GP, L.P.,
a Cayman Islands exempted limited partnership
Its:	General Partner

By:	ICONIQ Strategic Partners II TT GP, Ltd.,
a Cayman Islands exempted company
Its:	General Partner

By:	/s/ Kevin Foster
Print Name:	Kevin Foster
Title:	Authorized Person

ICONIQ STRATEGIC PARTNERS II-B, L.P.,
a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners II GP, L.P.,
a Cayman Islands exempted limited partnership Its: General Partner

By:	ICONIQ Strategic Partners II TT GP, Ltd.,
a Cayman Islands exempted company
Its: General Partner

By:	/s/ Kevin Foster
Print Name:	Kevin Foster
Title:	Authorized Person

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:

ICONIQ Strategic Partners II Co-Invest, L.P. (Series NS)

ICONIQ STRATEGIC PARTNERS II Co-Invest, L.P., a Delaware series limited partnership, NS Series

By:	ICONIQ Strategic Partners II GP, L.P.,
a Cayman Islands exempted limited partnership
Its:	General Partner

By:	ICONIQ Strategic Partners II TT GP, Ltd.,
a Cayman Islands exempted company
Its:	General Partner

By:	/s/ Kevin Foster
Print Name:	Kevin Foster
Title:	Authorized Person

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

INVESTORS:

ICONIQ STRATEGIC PARTNERS VI, L.P.

By:	ICONIQ Strategic Partners VI GP, L.P.,
its General Partner

By:	ICONIQ Strategic Partners VI TT GP, Ltd.,
its General Partner

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

Address:
394 Pacific Ave, 2nd Floor
San Francisco, CA 94111
Email: [***]

ICONIQ Strategic Partners VI-B, L.P.,
a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners VI GP, L.P., a
Cayman Islands exempted limited partnership
Its:	General Partner

By:	ICONIQ Strategic Partners VI TT GP, Ltd., a Cayman Islands exempted company
Its:	General Partner

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

Address:
394 Pacific Ave, 2nd Floor
San Francisco, CA 94111
Email: [***]

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

SAPPHIRE VENTURES FUND II L.P.
a Delaware Limited Partnership

By:	Sapphire Ventures (GPE) II, L.L.C.
a Delaware limited liability company
its general partner

By:	/s/ Jayendra Das
Name:	Jayendra Das
Title:	Managing Member

By:	/s/ Nino Marakovic
Name:	Nino Marakovic
Title:	Managing Member

Address:
801 W. 5th St., Ste 100,
Austin, TX 78703

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

New York Life Insurance and Annuity Corporation

By:	/s/ Ka Luk S. Tai
Name:	Ka Luk S. Tai
Title:	Vice President

Address:
51 Madison Avenue
New York, NY 10010
Attention: Joel Albarella ([***])
Kevin Allen ([***])
Stan Tai ([***])
Youngmi Lee ([***])
Lorne Smith ([***])

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

CITI VENTURES, INC.

By:	/s/ Arvind Purushotham

Name:	Arvind Purushotham

Title:	Managing Director

Address: 260 Homer Avenue, Suite 101 Palo Alto, CA 94301 Attention: Nareg Dermanuelian

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

DIGNITY HEALTH

By:	/s/ Lisa Zuckerman

Name:	Lisa Zuckerman

Title:	SVP, Treasury and Strategic Investments

Address: 185 Berry Street, Suite 200 San Francisco, CA 94107 Attention: Rasha Price

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

GEODESIC CAPITAL FUND I, L.P.

By:	/s/ John V. Roos

Name:	John V. Roos

Title:	Director of the General Partner of the General Partner

Address: 950 Tower Lane Suite 1100 Foster City, CA 94404

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

FUND II, A SERIES OF STONEBRIDGE ALPHA-1, LP

By:	/s/ Jacob Seid

Name:	Jacob Seid

Title:	Authorized Person of the General Partner

Address: PO Box 171305, Salt Lake City, UT 84117 Email: [***], [***] Telephone: 801-713-3508

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

BASE GROWTH I, LLC

By:	/s/ Fenando Spnola
Name: Fernando Spnola
Title: Principal

By:	/s/ Arthur Mizne
Name: Arthur Mizne
Title: Principal

Address: Rua Iguatemi, 151, #202 Sao Paulo - SP, Brazil | 01451-011

BASE GROWTH II, LLC

By:	/s/ Fenando Spnola
Name: Fernando Spnola
Title: Principal

By:	/s/ Arthur Mizne
Name: Arthur Mizne
Title: Principal

Address: Rua Iguatemi, 151, #202 Sao Paulo - SP, Brazil | 01451-011

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

BASE SELECT II, LLC, a Delaware limited liability company By: Base Partners Consultoria De Investimentos E Negócios Ltda., a Brazilian limited liability Company

By:	/s/ Fenando Spnola
Fernando Spnola, Authorized Signatory

By:	/s/ Arthur Mizne
Arthur Mizne, Authorized Signatory

Address: Rua Iguatemi, 151, #202 Sao Paolo – SP, Brazil | 0145-011 Email: [***]

BASE CROSSOVER STRATEGY I, LLC, a Delaware limited liability company By: Base Partners Consultoria De Investimentos E Negócios Ltda., a Brazilian limited liability Company

By:	/s/ Fenando Spnola
Fernando Spnola, Authorized Signatory

By:	/s/ Arthur Mizne
Arthur Mizne, Authorized Signatory

Address: Rua Iguatemi, 151, #202 Sao Paolo – SP, Brazil | 0145-011 Email: [***]

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

POTENTUM MAPLE II, L.P. By: Potentum Partners B GP, L.P., its general partner By: Potentum Partners B GP, LLC, its general partner

By:	/s/ David Simons
Name: David Simons
Title: Manager

Address:	1250 René-Lévesque Boulevard West Suite 1400 Montréal, Québec Canada H3B 5E9

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

CANADA PENSION PLAN INVESTMENT BOARD

By:	/s/ Leon Pedersen

Name:	Leon Pedersen

Title:	GLT Managing Director

By:	/s/ Daniel Fetter

Name:	Daniel Fetter

Title:	Managing Director

Address:	One Queen Street East -Suite 2500 Toronto, ON M5C 2W5 Canada

Netskope, Inc.

Amended and Restated

Investors’ Rights Agreement

Signature Page

SCHEDULE A

LIST OF INVESTORS

Name and Address

ICONIQ Strategic Partners VI-B, L.P.

394 Pacific Ave, 2nd Floor

San Francisco, CA 94111

Telephone: [***]

Facsimile: [***]

Attn: Kevin Foster

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Facsimile No.: [***]

Attn: Ilan S. Nissan

E mail: [***]

ICONIQ Strategic Partners VI, L.P.

394 Pacific Ave, 2nd Floor

San Francisco, CA 94111

Telephone: [***]

Facsimile: [***]

Attn: Kevin Foster

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Facsimile No.: [***]

Attn: Ilan S. Nissan

E mail: [***]

ICONIQ Strategic Partners II, L.P.

394 Pacific Ave, 2nd Floor

San Francisco, CA 94111

Telephone: [***]

Facsimile: [***]

Attn: Kevin Foster

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Facsimile No.: [***]

Attn: Ilan S. Nissan

E mail: [***]

ICONIQ Strategic Partners II-B, L.P.

394 Pacific Ave, 2nd Floor

San Francisco, CA 94111

Telephone: [***]

Facsimile: [***]

Attn: Kevin Foster

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Facsimile No.: [***]

Attn: Ilan S. Nissan

E mail: [***]

ICONIQ Strategic Partners II Co-Invest, L.P. (Series NS)

394 Pacific Ave, 2nd Floor

San Francisco, CA 94111

Telephone: [***]

Facsimile: [***]

Attn: Kevin Foster

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Facsimile No.: [***]

Attn: Ilan S. Nissan

E mail: [***]

Accel XII L.P.

500 University Avenue

Palo Alto, CA 94301

Accel XII Strategic Partners L.P.

500 University Avenue

Palo Alto, CA 94301

Accel Investors 2014 LLC

500 University Avenue

Palo Alto, CA 94301

Accel Growth Fund IV L.P.

500 University Avenue

Palo Alto, CA 94301

Accel Growth Fund IV Strategic Partners L.P.

500 University Avenue

Palo Alto, CA 94301

Accel Growth Fund Investors 2016 L.L.C.

500 University Avenue

Palo Alto, CA 94301

EMC Corporation

c/o Dell Technologies Capital

430 Cowper St.

Palo Alto, California 94301

Attention: Raman Khanna

Email: [***]

With a copy (which shall not constitute notice) to:

Dell Technologies

One Dell Way, RR1-33

Round Rock, Texas 78682

Attention: Janet B. Wright, Senior Vice President and Assistant

Secretary

Fax Number: [***]

The Social+Capital Partnership, L.P.

120 Hawthorne Ave.

Palo Alto, CA 94301

Attn: Chief Financial Officer

With a copy (which shall not constitute notice) to:

Harold Yu, Orrick, Herrington & Sutcliffe LLP, 1000 Marsh

Road, Menlo Park, CA 94025

The Social+Capital Partnership Principals Fund, L.P.

120 Hawthorne Ave.

Palo Alto, CA 94301

Attn: Chief Financial Officer

With a copy (which shall not constitute notice) to:

Harold Yu, Orrick, Herrington & Sutcliffe LLP, 1000 Marsh

Road, Menlo Park, CA 94025

The Social+Capital Partnership Opportunities Fund, L.P.

120 Hawthorne Ave.

Palo Alto, CA 94301

Attn: Chief Financial Officer

With a copy (which shall not constitute notice) to:

Harold Yu, Orrick, Herrington & Sutcliffe LLP, 1000 Marsh

Road, Menlo Park, CA 94025

The Social+Capital Partnership Opportunities Fund II, L.P.

120 Hawthorne Ave.

Palo Alto, CA 94301

Attn: Chief Financial Officer

With a copy (which shall not constitute notice) to:

Harold Yu, Orrick, Herrington & Sutcliffe LLP, 1000 Marsh

Road, Menlo Park, CA 94025

Lightspeed SPV II, LLC

2200 Sand Hill Road

Menlo Park, CA 94025

T: [***]

F: [***]

With a copy (which shall not constitute notice) to:

Kevin Rooney, Cooley LLP,

3175 Hanover Street, Palo Alto, CA 94304

[***]

[***]

Lightspeed Opportunity Fund, L.P.

2200 Sand Hill Road

Menlo Park, CA 94025

T: [***]

F: [***]

With a copy (which shall not constitute notice) to:

Kevin Rooney, Cooley LLP, 3175 Hanover Street, Palo Alto,

CA 94304

Lightspeed Venture Partners IX, L.P.

2200 Sand Hill Road

Menlo Park, CA 94025

T: [***]

F: [***]

With a copy (which shall not constitute notice) to:

Kevin Rooney, Cooley LLP, 3175 Hanover Street, Palo Alto,

CA 94304

Lightspeed Venture Partners Select, L.P.

2200 Sand Hill Road

Menlo Park, CA 94025

T: [***]

F: [***]

With a copy (which shall not constitute notice) to:

Kevin Rooney, Cooley LLP, 3175 Hanover Street, Palo Alto,

CA 94304

Lightspeed Venture Partners Select II, L.P.

2200 Sand Hill Road

Menlo Park, CA 94025

T: [***]

F: [***]

With a copy (which shall not constitute notice) to:

Kevin Rooney, Cooley LLP, 3175 Hanover Street, Palo Alto,

CA 94304

Citi Ventures, Inc.

260 Homer Avenue, Suite 101 Palo Alto,

CA 94301

Attn: Nareg Dermanuelian

Dignity Health

185 Berry Street, Suite 300

San Francisco, CA 94107

Attention: John Dea

New York Life Insurance and Annuity Corporation

51 Madison Avenue

New York, NY 10010

Attention:

Joel Albarella ([***])

Kevin Allen ([***])

Stan Tai ([***])

Youngmi Lee ([***])

Lorne Smith ([***])

Sapphire Ventures Fund II, L.P.

801 W. 5th St., Ste 100

Austin, TX 78703

FG Sift LLC

2750 Burbank Street

Dallas, Texas 75235

Att: Brandon Freeman

Phone: [***]

Email: [***]

Geodesic Capital Fund I, L.P.

950 Tower Lane

Suite 1100

Foster City, CA 94404

Broad Street Principal Investments, L.L.C.

200 West Street

New York, NY 10282

Attention: Robert Bartlett

Base Growth I, LLC

Rua Iguatemi, 151, #202

Sao Paulo - SP, Brazil | 01451-011

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Road

Building 1 Palo Alto, CA 94304

Attn: Hank Barry

[***]

[***]

Fund II, a series of Stonebridge Alpha-1, LP

Attention: Jacob Seid

Authorized Person of the General Partner

PO Box 171305,

Salt Lake City, UT 84117

Phone Number: [***]

Email: [***],

[***]

Base Growth II, LLC

Rua Iguatemi, 151, #202

Sao Paulo - SP, Brazil | 01451-011

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Road

Building 1 Palo Alto, CA 94304

Attn: Hank Barry

[***]

[***]

Base Select II, LLC

Rua Iguatemi, 151, #202

Sao Paulo - SP, Brazil | 01451-011

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Road

Building 1 Palo Alto, CA 94304

Attn: Hank Barry

[***]

[***]

Base Crossover Strategy I, LLC

Rua Iguatemi, 151, #202

Sao Paulo - SP, Brazil | 01451-011

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Road

Building 1 Palo Alto, CA 94304

Attn: Hank Barry

[***]

[***]

Fund II, a series of Stonebridge Alpha-1, LP

Attention: Jacob Seid

Authorized Person of the General Partner

PO Box 171305,

Salt Lake City, UT 84117

Phone Number: [***]

Email: [***],

[***]

Citi Ventures, Inc.

260 Homer Avenue, Suite 101

Palo Alto, CA 94301

Attn: Nareg Dermanuelian

SCGE Fund, L.P.

2800 Sand Hill Road, Suite 101

Menlo Park, CA 94025

Attn:

Kimberly Summe ([***])

Scott Wu ([***])

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

1900 N Street, NW

Washington, DC 20036

Attn: Cameron Contizano and Alese Bagdol

E mail: [***]; [***]

AB-PCI Netskope LLC

1345 Avenue of the Americas

New York, New York 10105

AB Private Credit Investors Corporation

1345 Avenue of the Americas

New York, New York 10105

Canada Pension Plan Investment Board

1 Queen Street East Suite 2500 Toronto,

ON M5C 2W5 Canada

Potentum Maple II, L.P.

c/o Potentum Partners Australia Pty Ltd.

Como Centre, Suite 1920

644 Chapel Street

South Yarra, Melbourne, VIC 3141, Australia

with a copy to:

Port-aux-Choix Private Investments Inc.

1250 René-Lévesque Boulevard West, Suite 1400

Montréal, Québec

Canada H3B 5E9